PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-178960 Dated January 11, 2012

UBS AG Trigger Phoenix Autocallable Optimization Securities

Linked to the common stock or American depository share of a specific company

Investment Description

UBS AG Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS”) linked to the common stock or American depository share of a specific company (the “underlying stock”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

♦	Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $10.00.

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UBS will pay a periodic contingent coupon payment if the closing price of the underlying stock on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the relevant period. The observation dates, contingent coupon rate, coupon barrier and the coupon payment dates will be specified in the relevant final terms supplement for your Securities.

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UBS will automatically call the Securities if the closing price of the underlying stock on any observation date is equal to or greater than the initial price. If the Securities are called, UBS will pay you the principal amount of your Securities plus the contingent coupon for the relevant period and no further amounts will be owed to you under the Securities.

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If the Securities are not called prior to maturity, UBS will either pay the principal amount of your Securities plus the contingent coupon for the final period or, if the closing price of the underlying stock on the final valuation date is below the specified trigger price, you will be fully exposed to the negative underlying return and UBS will pay you significantly less than the full principal amount, if anything, resulting in a loss on your investment that is proportionate to the decline of the underlying stock over the term of the Securities. The trigger price will be specified in the relevant final terms supplement for your Securities and, unless otherwise specified in the relevant final terms supplement, the trigger price will be set equal to the coupon barrier.

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

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Contingent Coupon — UBS will pay a periodic contingent coupon payment if the closing price of the underlying stock on the applicable observation date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the relevant period.

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Automatically Callable — UBS will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for the relevant period if the closing price of the underlying stock on any observation date is greater than or equal to the initial price. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

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Contingent Repayment of Principal Amount at Maturity: If the Securities are not previously called and the price of the underlying stock does not close below the trigger price on the final valuation date, UBS will pay you the principal amount per Security at maturity. If the price of the underlying stock closes below the trigger price on the final valuation date, UBS will repay significantly less than the principal amount, if anything, resulting in a loss on your investment that is proportionate to the decline in the price of the underlying stock from the trade date to the final valuation date. The contingent repayment of principal only applies if you hold the Securities through maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-15 OF THE TRIGGER PHOENIX AUTOCALLABLE OPTIMIZATION SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you receive from your financial advisor.

See “Additional Information about UBS and the Securities” on page 2. The Securities we are offering will have the terms set forth in the Trigger Phoenix Autocallable Optimization Securities (“TPAOS”) product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, or the accompanying Trigger Phoenix Autocallable Optimization Securities product supplement or prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Financial Services Inc.	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	TPAOS Product Supplement dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008822/d281218d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement that, in addition to the identity of the underlying stock and any changes to the general terms specified herein, will also include the specific pricing terms for that issuance. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date and which will specify the final economic terms of the Securities. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the trigger price or contingent coupon rate depending on your selection of terms. Any final terms supplement should be read in connection with this prospectus supplement, the TPAOS product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “TPAOS product supplement” mean the UBS product supplement, dated January 11, 2012, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦	You believe the final price of the underlying stock is not likely to be below the trigger price.

♦	You believe the closing price of the underlying stock will be equal to or greater than the coupon barrier on the specified observation dates (including the final valuation date).

♦	You understand and accept that you will not participate in any appreciation in the price of the underlying stock and that your potential return is limited to any contingent coupon payments.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦	You are willing to forgo dividends paid on the underlying stock.

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You are willing to invest in the Securities based on the contingent coupon rate range or the trigger price/coupon barrier range (as applicable) that will be specified in the relevant preliminary terms supplement.

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You are willing to invest in securities that may be called early and are otherwise willing and able to hold such securities to maturity, and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

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You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

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You believe that the price of the underlying stock will decline during the term of the Securities and is likely to close below the coupon barrier on the specified observation dates and below the trigger price on the final valuation date.

♦	You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦	You prefer to receive the dividends paid on the underlying stock.

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You are not willing to invest in the Securities based on the contingent coupon rate range or the trigger price/coupon barrier range (as applicable) that will be specified in the relevant preliminary terms supplement.

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You are unable or unwilling to hold securities that may be called early or are otherwise unable or unwilling to hold such securities to maturity, and seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this prospectus supplement as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

Summary Terms

Issuer	UBS AG
Principal Amount per Security	As specified in the relevant final terms supplement.
Term	As specified in the relevant final terms supplement.
Underlying Stock	The common stock or American depository share of a specific company as specified in the relevant final terms supplement
Contingent Coupon

If the closing price of the underlying stock is equal to or greater than the coupon barrier on any observation date, UBS will pay you the contingent coupon applicable to such observation date.

If the closing price of the underlying stock is less than the coupon barrier on any observation date, the contingent coupon applicable to such observation date will not be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon will be a fixed amount based upon equal periodic installments at the contingent coupon rate, which is a per annum rate. Contingent coupon payments are not guaranteed and UBS will not pay you the contingent coupon for any observation date on which the closing price of the underlying stock is less than the coupon barrier.

Contingent Coupon Rate	As specified in the relevant final terms supplement.
Automatic Call Feature	The Securities will be called automatically if the closing price of the underlying stock on any observation date is equal to or greater than the initial price. If the Securities are called on any observation date, UBS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.
Observation Dates	As specified in the relevant final terms supplement. Any observation date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Payment at Maturity (per Security)

If the Securities are not called and the final price is equal to or greater than the trigger price and coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to your principal amount plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called and the final price is less than the trigger price, UBS will pay you a cash payment on the maturity date of significantly less than the principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative underlying return.

Underlying Return	Final Price – Initial Price Initial Price
Coupon Barrier	A percentage of the initial price of the underlying stock, which will be specified in the relevant final terms supplement. The coupon barrier is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying stock during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	The closing price of the underlying stock on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Trigger Price	A percentage of the initial price of the underlying stock, which will be specified in the relevant final terms supplement. The trigger price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement. Unless otherwise specified in the relevant final terms supplement, the trigger price will be set equal to the coupon barrier.
Final Price	The closing price of the underlying stock on the final valuation date.
Trade Date	As specified in the relevant final terms supplement.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the Trade Date.
Final Valuation Date	Unless otherwise specified in the relevant final terms supplement, 5 business days prior to the Maturity Date, or if such day is not a trading day, the final valuation date will be the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Maturity Date	As specified in the relevant final terms supplement. The maturity date may be subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement.
Coupon Payment Dates	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying stock is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying stock.

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The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the stock price is above the trigger price.

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You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing price of the underlying stock on an observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing price of the underlying stock is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

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Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying stock — The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying stock. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. If the Securities are not called, you will not participate in any appreciation in the price of the underlying stock even though you will be subject to the underlying stock’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying stock.

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Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the trade date that the price of such underlying stock could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, an underlying stock’s volatility can change significantly over the term of the Securities and the price of the underlying stock for your Securities could fall sharply, which could result in a significant loss of principal.

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Reinvestment risk — The Securities will be called automatically if the closing price of the underlying stock is equal to or greater than the initial price on any observation date. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

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Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

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Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and its issuer (the “underlying stock issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying stock issuer and the underlying stock for your Securities. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

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Owning the Securities is not the same as owning the underlying stock — The return on your Securities may not reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock over the term of your Securities. Furthermore, the underlying stock may appreciate substantially during the term of your Securities and you will not participate in such appreciation.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying stock. You should be willing to accept the risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

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There is no affiliation between the respective underlying stock issuers and UBS, and UBS is not responsible for any disclosure by such issuer — We are not affiliated with any underlying stock issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with an underlying stock issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the underlying stock and the underlying stock issuer. You, as an investor in the Securities, should make your own investigation into the underlying stock and the underlying stock issuer for your Securities. The underlying stock issuer is not involved in the Securities that will be offered in any way and has no obligation of any sort with respect to your Securities. The underlying stock issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

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The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying stock, the calculation agent may make adjustments to the initial price, the coupon barrier and the trigger price of the underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TPAOS product supplement as necessary to achieve an equitable result. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock or American depository share of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of the underlying stock becomes subject to (i) a reorganization event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-34 of the TPAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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Exchange rate risk — The underlying stock of the Securities may be the American depositary shares of a foreign company. Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to American depositary shares.

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Risks associated with foreign securities markets — The underlying stock of the Securities may be the American depositary shares of a foreign company. Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in Securities linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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There are important differences between the American depositary shares and the ordinary shares of a foreign company — The underlying stock of the Securities may be the American depositary shares of a foreign company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the foreign company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Securities.

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Risks associated with non-U.S. companies — The underlying stock of the Securities may be the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities.

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Risks associated with emerging market companies — The underlying stock of the Securities may be the American depositary shares or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities may be susceptible, before making a decision to invest in the Securities.

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There may be little or no secondary market for the Securities — No offering of the Securities will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Securities may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.

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Price of Securities prior to maturity — The market price of your Securities will be influenced by many unpredictable and interrelated factors, including the market price of the underlying stock and the expected price volatility of the underlying stock, the dividend rate on the underlying stock, the time remaining to the maturity of your Securities, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

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Impact of fees on the secondary market price of Securities — Generally, the market price of the Securities immediately after issuance is expected to be lower than the issue price to public of the Securities, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on the market price of the underlying stock — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock may adversely affect the market price of the underlying stock and, therefore, the market value of your Securities.

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Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date or whether the Securities are subject to an automatic call, or the amount you receive at maturity of the Securities. The calculation agent may also postpone the determination of the closing price of the underlying stock if a market disruption event occurs and is continuing on any observation date (including the final valuation date) and may make adjustments to the initial price, trigger price, coupon barrier and the underlying stock itself for certain corporate events affecting the underlying stock. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-34 of the TPAOS product supplement.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying stock to which the Securities are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 2.75%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

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Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the section below entitled “What Are the Tax Consequences of the Securities?”‘ and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the TPAOS product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples of How the Securities Might Perform

Assumptions

The examples below illustrate the payment upon a call or at maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security to be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	12 months
Initial Price:	$70.00
Contingent Coupon Rate:	16.00% per annum (or 4.00% per quarter)
Contingent Coupon:	$0.40 per quarter
Observation Dates:	Quarterly
Trigger Price:	$56.00 (which is 80% of the Initial Price)
Coupon Barrier:	$56.00 (which is 80% of the Initial Price)

Example 1 — Securities Are Called on the First Observation Date.
Date	Closing Price	Payment (per Security)
First Observation Date	$75.00 (at or above Initial Price)	$10.40 (Settlement Amount)

	Total Payment:	$10.40 (4.00% return)

Since the Securities are called on the first observation date, UBS will pay you on the call settlement date a total of $10.40 per Security reflecting your principal amount plus the applicable contingent coupon for a 4.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — Securities Are Called on the Third Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$65.00 (at or above Coupon Barrier; below Initial price)	$0.40 (Contingent Coupon)
Second Observation Date	$60.00 (at or above Coupon Barrier; below Initial price)	$0.40 (Contingent Coupon)
Third Observation Date	$75.00 (at or above Initial Price)	$10.40 (Settlement Amount)

	Total Payment:	$11.20 (12.00% return)

Since the Securities are called on the third observation date, UBS will pay you on the call settlement date a total of $10.40 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon payments of $0.80 received in respect of prior observation dates, UBS will have paid you a total of $11.20 per Security for a 12.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 3 — Securities Are NOT Called and the Final Price of the Underlying Stock Is at or Above the Trigger Price.

Date	Closing Price	Payment (per Security)
First Observation Date	$65.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Second Observation Date	$50.00 (below Coupon Barrier)	$0.00
Third Observation Date	$50.00 (below Coupon Barrier)	$0.00
Final Valuation Date	$60.00 (at or above Trigger Price and Coupon Barrier; below Initial Price)	$10.40 (Payment at Maturity)

	Total Payment:	$10.80 (8.00% return)

At maturity, UBS will pay you a total of $10.40 per Security, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon payment of $0.40 received in respect of prior observation dates, UBS will have paid you a total of $10.80 per Security for an 8.00% total return on the Securities.

Example 4 — Securities Are NOT Called and the Final Price of the Underlying Stock Is Below the Trigger Price

Date	Closing Price	Payment (per Security)
First Observation Date	$65.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Second Observation Date	$60.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Third Observation Date	$58.00 (at or above Coupon Barrier; below Initial Price)	$0.40 (Contingent Coupon)
Final Valuation Date	$28.00 (below Trigger Price and Coupon Barrier)	$10.00 + [$10.00 × Underlying Return] = $10.00 + [$10.00 × -60%] = $10.00 - $6.00 = $4.00 (Payment at Maturity)

	Total Payment:	$5.20 (-48.00% return)

Since the Securities are not called and the final price of the underlying stock is below the trigger price, at maturity UBS will pay you $4.00 per Security. When added to the contingent coupon payments of $1.20 received in respect of prior observation dates, UBS will have paid you $5.20 per Security for a loss on the Securities of 48.00%.

The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called on any observation date, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final price is less than the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including payments in respect of an automatic call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the TPAOS product supplement and to discuss the tax consequences of our particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying stock. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and the amount you paid for your Securities. In addition, any contingent coupon that is paid by UBS including on the maturity date or upon automatic call should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Unless otherwise specified in the relevant final terms supplement, we believe it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-49 of the TPAOS product supplement. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss, is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the TPAOS product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarred individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information about the Underlying Stock

All disclosures regarding the applicable underlying stock will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the applicable underlying stock that will be provided in the relevant final terms supplement. You should make your own investigation into the underlying stock.

The underlying stock will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying stock with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying stock under the Exchange Act can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest)

We will agree to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents will agree to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of the final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities; and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Annex A

Form of Final Terms Supplement

FINAL TERMS SUPPLEMENT (To Prospectus dated January 11, 2012, Product Supplement dated January 11, 2012 and Prospectus Supplement dated January 11, 2012.)

Final Terms Supplement

UBS AG Trigger Phoenix Autocallable Optimization Securities

UBS AG $[•] Linked to the [common stock] of [    ] due [    ]

Final Terms

Issuer	UBS AG
Principal Amount	$10.00 per Security. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment) and integral multiples of $10.00 in excess thereof.
Term	Approximately [•] months, unless called earlier.
Underlying Stock	The [common stock] of [•].
Contingent Coupon

If the closing price of the underlying stock is equal to or greater than the coupon barrier on any observation date, UBS will pay you the contingent coupon applicable to such observation date. If the closing price of the underlying stock is less than the coupon barrier on any observation date, the contingent coupon applicable to such observation date will not be payable and UBS will not make any payment to you on the relevant coupon payment date.

The contingent coupon will be a fixed amount based upon equal [quarterly] installments at the per annum contingent coupon rate. Contingent coupon payments are not guaranteed and UBS will not pay you the contingent coupon for any observation date on which the closing price of the underlying stock is less than the coupon barrier. The table below reflects the contingent coupon rate of [•]% per annum. Amounts in the table below may have been rounded for ease of analysis.

	Observation Date*	Contingent Coupon (per Security)
	[•]	$[•]
	[•]	$[•]
	[•]	$[•]
	[•]	$[•]
* Observation dates are subject to the market disruption event provisions discussed in the TPAOS product supplement.

Contingent Coupon Rate	[•]% per annum (or approximately [•]% per outstanding [quarter])
Automatic Call Feature	The Securities will be called automatically if the closing price of the underlying stock on any observation date is equal to or greater than the initial price. If the Securities are called on any observation date, UBS will pay you on the corresponding coupon payment date a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.
Payment at Maturity (per Security)

If the Securities are not called and the final price is equal to or greater than the trigger price and coupon barrier, UBS will pay you a cash payment per Security on the maturity date equal to your principal amount plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called and the final price is less than the trigger price, UBS will pay you a cash payment on the maturity date of significantly less than the principal amount, if anything, resulting in a loss of principal that is proportionate to the decline of the underlying stock, for an amount equal to $10 + ($10 x underlying return).

Underlying Return	Final Price – Initial Price Initial Price
Closing Price	On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying stock during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Initial Price	$[•], which is the closing price of the underlying stock on the trade date. The initial price is subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Trigger Price/Coupon Barrier	Both $[•], which is [•]% of the initial price of the underlying stock. The trigger price and coupon barrier are subject to adjustments in the case of certain corporate events, as described in the TPAOS product supplement.
Final Price	The closing price of the underlying stock on the final valuation date.
Trade Date	[•]
Settlement Date	[•]
Final Valuation Date	[•] (subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement)
Maturity Date	[•] (subject to postponement in the event of a market disruption event, as described in the TPAOS product supplement)
Coupon Payment Dates	Five business days following each observation date, except that the coupon payment date for the final valuation date is the maturity date.
CUSIP	[•]
ISIN	[•]
Tax Treatment	There is no tax authority that specifically addresses the tax treatment of the Securities. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying stock and to treat any contingent coupon received by you (including on maturity or upon automatic call) as ordinary income in accordance with your regular method of accounting. Under this characterization you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your Securities in an amount equal to the amount you receive at such time (other than with respect to any contingent coupon) and the amount that you paid for your Securities. For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?”‘ on page 10 of the prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the Trigger Phoenix Autocallable Optimization Securities product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 3, UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THE PROSPECTUS SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-15 OF THE TPAOS PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered prospectus supplement, the Trigger Phoenix Autocallable Optimization Securities (“TPAOS”) product supplement and the prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

See “Additional Information about UBS and the Securities” on page 2. The Securities we are offering will have the terms set forth in the Prospectus Supplement dated January 11, 2012 relating to the Securities, the Trigger Phoenix Autocallable Optimization Securities product supplement, the accompanying prospectus, and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
	$•	100%	$•	[•]%	$•	[•]%

UBS Financial Services Inc.	UBS Investment Bank

Final Terms Supplement dated [•]

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus Supplement dated January 11, 2012:

     [     ]

♦	TPAOS product supplement dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008822/d281218d424b2.htm

♦	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Trigger Phoenix Autocallable Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “prospectus supplement” mean the UBS prospectus supplement dated January 11, 2012, references to the “TPAOS product supplement” mean the UBS product supplement, dated January 11, 2012, and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated January 11, 2012.

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Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in “Risk Factors” section of the TPAOS product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final price of the underlying stock is greater than or equal to the trigger price and will only make such payment at maturity. If the Securities are not called and the final price is less than the trigger price, you will be fully exposed to the negative underlying return and lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying stock.

♦

The contingent repayment of your principal applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the stock price is above the trigger price.

♦

You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing price of the underlying stock on an observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing price of the underlying stock is less than the coupon barrier on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

♦

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying stock — The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying stock. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Since the Securities could be called as early as the first observation date, the total return on the Securities could be minimal. If the Securities are not called, you will not participate in any appreciation in the price of the underlying stock even though you will be subject to the underlying stock’s risk of decline. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying stock.

♦

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying stock reflects a higher expectation as of the trade date that the price of such underlying stock could close below its trigger price on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, an underlying stock’s volatility can change significantly over the term of the Securities and the price of the underlying stock for your Securities could fall sharply, which could result in a significant loss of principal.

♦

Reinvestment risk — The Securities will be called automatically if the closing price of the underlying stock is equal to or greater than the initial price on any observation date. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦

Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and its issuer (the “underlying stock issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the underlying stock issuer and the underlying stock for your Securities. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

♦

Owning the Securities is not the same as owning the underlying stock — The return on your Securities may not reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock over the term of your Securities. Furthermore, the underlying stock may appreciate substantially during the term of your Securities and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying stock. You should be willing to accept the risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

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♦

There is no affiliation between the underlying stock issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We are not affiliated with the underlying stock issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with an underlying stock issuer. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the underlying stock and the underlying stock issuer. You, as an investor in the Securities, should make your own investigation into the underlying stock and the underlying stock issuer for your Securities. The underlying stock issuer is not involved in the Securities that will be offered in any way and has no obligation of any sort with respect to your Securities. The underlying stock issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — For certain corporate events affecting the underlying stock, the calculation agent may make adjustments to the initial price, the coupon barrier and the trigger price of the underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the TPAOS product supplement as necessary to achieve an equitable result. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock [or American depository share] of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of the underlying stock becomes subject to (i) a reorganization event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-34 of the TPAOS product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

♦

[Exchange rate risk — The Securities are linked to the American depositary shares of a foreign company. Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for the Securities]

♦

[Risks associated with foreign securities markets — The Securities are linked to the American depositary shares of a foreign company. Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in Securities linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[There are important differences between the American depositary shares and the ordinary shares of a foreign company — The Securities are linked to the American depositary shares of a foreign company. There are important differences between the rights of holders of American depositary shares and the rights of holders of the ordinary shares. The American depositary shares are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign company, and holders of the American depositary shares, which may be different from the rights of holders of the ordinary shares. For example, a company may make distributions in respect of ordinary shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the American depositary shares and the rights of holders of the ordinary shares of the foreign company may be significant and may materially and adversely affect the value of the American depositary shares and, as a result, the value of your Securities.]

♦

[Risks associated with non-U.S. companies — The Securities are linked to the common stock of a non-U.S. company that is listed on a U.S. exchange. An investment in the Securities linked to the value of non-U.S. companies involves risks associated with the home country of such non-U.S. company. The prices of such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Securities.]

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[Risks associated with emerging market companies — The underlying stock issuer is a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.]

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There may be little or no secondary market for the Securities — No offering of the Securities will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Securities may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.

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Price of Securities prior to maturity — The market price of your Securities will be influenced by many unpredictable and interrelated factors, including the market price of, the expected price volatility of and the dividend rate on the underlying stock, as well as the time remaining to the maturity of your Securities, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

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Impact of fees on the secondary market price of Securities — Generally, the market price of the Securities immediately after issuance is expected to be lower than the issue price to public of the Securities, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on the market price of the underlying stock — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock may adversely affect the market price of the underlying stock and, therefore, the market value of your Securities.

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Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the final price is below the trigger price and accordingly the payment at maturity on your Securities. The calculation agent may also postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date and may make adjustments to the initial price, the trigger price, the coupon barrier and the underlying stock itself for certain corporate events affecting the underlying stock. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-34 of the TPAOS product supplement.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying stock to which the Securities are linked.

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Dealer incentives — UBS and its affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities which may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of [•]% per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

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Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should read carefully the sections entitled “What are the Tax Consequences of the Securities” in the prospectus supplement and “Supplemental U.S. Tax Considerations” beginning on page PS-47 of the TPAOS product supplement and consult your tax advisor about your tax situation.

Information about the Underlying Stock

All disclosures regarding the underlying stock are derived from publicly available information. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the underlying stock provided in this final terms supplement. You should make your own investigation into the underlying stock.

The underlying stock will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying stock with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying stock under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

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[Underlying Stock]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for [•]’s common stock, based on daily closing prices on the primary exchange for [•]. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. [•]’s closing price on [•], 2012 was $[•]. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2008	3/31/2008	$•	$•	$•
4/1/2008	6/30/2008	$•	$•	$•
7/1/2008	9/30/2008	$•	$•	$•
10/1/2008	12/31/2008	$•	$•	$•
1/2/2009	3/31/2009	$•	$•	$•
4/1/2009	6/30/2009	$•	$•	$•
7/1/2009	9/30/2009	$•	$•	$•
10/1/2009	12/31/2009	$•	$•	$•
1/4/2010	3/31/2010	$•	$•	$•
4/1/2010	6/30/2010	$•	$•	$•
7/1/2010	9/30/2010	$•	$•	$•
10/1/2010	12/31/2010	$•	$•	$•
1/4/2011	3/31/2011	$•	$•	$•
4/1/2011	6/30/2011	$•	$•	$•
07/1/2011	09/30/2011	$•	$•	$•
10/3/2011	12/30/2011	$•	$•	$•
1/3/2012*	•/•/2012*	$•	$•	$•

*	As of the date of this final terms supplement, available information for the first calendar quarter of 2012 includes data for the period from January 3, 2012 through [•], 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of [•]’s common stock from January 3, 2000 through [•], 2012, based on information from Bloomberg. The solid line represents a hypothetical trigger price of $[•], which is equal to [•]% of the closing price on [•], 2012. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

[GRAPHIC]

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Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities; and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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